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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 23, 1996

                                  CLARCOR INC.
               (Exact name of registrant as specified in Charter)

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
          DELAWARE                        0-3801                          36-0922490
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer Identification No.)
     of Incorporation)
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                        2323 Sixth Street, P.O. Box 7007
                            Rockford, Illinois 61125
         (Zip Code)(Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code (815) 962-8867

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report.)

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ITEM 5. OTHER EVENTS.

     On September 23, 1996, CLARCOR Inc., a Delaware corporation ("CLARCOR"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CUAC Inc., an Ohio corporation and a wholly-owned subsidiary of CLARCOR ("Sub"), and United Air Specialists, Inc., an Ohio corporation ("UAS"). The Merger Agreement provides for a merger (the "Merger") of Sub with and into UAS, with UAS surviving as a wholly-owned subsidiary of CLARCOR.

     Pursuant to the Merger Agreement, each share of Common Stock, without par value, of UAS ("UAS Common Stock"), outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares owned directly or indirectly by CLARCOR or UAS, which shares will be cancelled) will be converted into .3698577 (the "Conversion Number") of a share of Common Stock, par value $1 per share, of CLARCOR ("CLARCOR Common Stock"), including the corresponding number of rights to purchase shares of Series B Junior Participating Preferred Stock of CLARCOR. The Conversion Number is subject to adjustment based on the number of fully diluted shares of UAS
Common Stock outstanding immediately prior to the Effective Time. Approximately
1.2 million shares of CLARCOR Common Stock would become issuable pursuant to the Merger Agreement, which would represent an increase of approximately 8.1% over the number of shares of CLARCOR Common Stock currently outstanding.

     Each holder of a certificate representing prior to the Effective Time shares of UAS Common Stock will cease to have any rights with respect thereto after the Merger, except the right to receive (i) certificate(s) representing the shares of CLARCOR Common Stock into which such shares of UAS Common Stock have been converted, (ii) certain dividends and other distributions previously withheld in accordance with Section 1.7 of the Merger Agreement pending the exchange of stock certificate(s) and (iii) any cash, without interest, to be paid in lieu of any fractional share of CLARCOR Common Stock in accordance with
Section 1.8 of the Merger Agreement. Notwithstanding the foregoing, holders of UAS Common Stock will be entitled to appraisal rights in accordance with applicable Ohio law.

     Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of CLARCOR and UAS. A fairness opinion was delivered by J.J.B. Hilliard, W.L. Lyons Inc. to the Board of Directors of UAS. The consummation of the Merger is subject, among other things, to the approval of the Merger by the shareholders of UAS and to certain regulatory approvals. No vote of CLARCOR shareholders will be required. In connection with the execution of the Merger Agreement, certain holders of UAS Common Stock, who have voting power with respect to an aggregate of approximately 50% of the shares of UAS Common Stock outstanding on the date hereof, entered into agreements obligating them to vote such shares in favor of the Merger (the "Stockholder Agreements").

     Copies of the Merger Agreement, the Stockholder Agreements and CLARCOR's Press Release dated September 23, 1996 with respect to the Merger Agreement are attached hereto as Exhibits 2, 10.1, 10.2, 10.3 and 20, respectively, and each is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired:

     Not applicable.

(b)  Pro forma financial information:

     Not applicable.

(c)  Exhibits:

2     Agreement and Plan of Merger dated as of September 23, 1996 among CLARCOR
     Inc., CUAC Inc. and United Air Specialists, Inc.

10.1 Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc. and Durwood G. Rorie, Jr.

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10.2 Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc.
     and William A. Cheney.

10.3 Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc. and Margaret Stewart Rorie.

20   Press release issued by CLARCOR Inc., dated September 23, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CLARCOR INC.
September 23, 1996
                                                    /S/ LAWRENCE E. GLOYD
                                          By:

                                                      Lawrence E. Gloyd
                                                 Chairman and Chief Executive
                                                         Officer

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                                 EXHIBIT INDEX

     The following exhibits are filed herewith:

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EXHIBIT                                                                                  PAGE
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2         Agreement and Plan of Merger dated as of September 23, 1996 among CLARCOR
          Inc., CUAC Inc. and United Air Specialists, Inc...............................
10.1      Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc. and
          Durwood G.Rorie, Jr...........................................................
10.2      Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc. and
          William A. Cheney.............................................................
10.3      Stockholder Agreement dated as of September 23, 1996 between CLARCOR Inc. and
          Margaret Stewart Rorie........................................................
20        Press release issued by CLARCOR Inc., dated September 23, 1996................
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